UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2009

Discovery Communications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Discovery Place, Silver Spring, Maryland		20910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	240-662-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2009, we entered into an addendum to our employment agreement with David Zaslav, our president and chief executive officer, for an extension of his employment agreement through February 1, 2015.

Except as revised by the addendum, the terms of Mr. Zaslav’s current employment agreement continue to be in effect, including the continuation of Mr. Zaslav’s annual grants under the Discovery Appreciation Plan (the "DAP"). Mr. Zaslav’s base salary will be increased to $3 million, commencing on January 1, 2011. Mr. Zaslav’s annual incentive compensation plan target amount will be increased to $4.0 million for 2009, with annual increases of $500,000 from 2010 through 2014. There is no longer a guaranteed bonus amount during the term of the agreement. The actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance criteria.

Pursuant to the addendum, Mr. Zaslav will be eligible to receive three tranches of performance-based restricted stock units for our Series A common stock, granted within the first 90 days of each of 2010, 2011 and 2012. The number of restricted stock units for each tranche will be calculated as follows: (a) 333,333 restricted stock units (333,334 in 2012) plus (b) the number of units calculated by dividing $8 million by the fair market value of our Series A common stock, as follows: for the 2010 tranche, on the effective date of the addendum and for the 2011 and 2012 tranches, on the first business day of the applicable year, provided that the number of restricted stock units in each tranche attributable to this clause (b) will not exceed 800,000. The 2010 tranche will be for 627,775 restricted stock units. The performance period for the tranches will be as follows: for 2010, 3-year performance goals will be set in 2010 for performance from 2010 to 2012; for 2011, 3-year performance goals will be set in 2011 for performance from 2011 to 2013; and for 2012, 3-year performance goals will be set in 2012 for performance from 2012 to 2014. Performance will be measured cumulatively during the applicable 3-year performance period, so that to the extent there are individual year targets within the 3-year performance period, the failure to meet a target for any individual year in the 3-year performance period will not eliminate the opportunity to earn the full tranche of restricted stock units through performance in the later years. The review of performance relative to the performance metrics for each 3-year performance period shall be completed within thirty (30) days of the delivery of our audited financial statements for the last year of such 3-year performance period. The achievement of the performance metrics will be determined by the Compensation Committee. The full tranche of the restricted stock units shall be earned only upon full (100%) achievement of the target for each performance metric. If Mr. Zaslav's performance relative to the targets is less than 80% of such targets, then no portion of the tranche will be earned; and if Mr. Zaslav's performance relative to the targets is between 80% and 100%, then the amount of the tranche earned shall be pro-rated from 0% to 100%.

The Compensation Committee will determine the portion of the tranche which has been earned based on performance. To the extent a tranche is earned, 60% will be paid in the year following the end of the 3-year performance period. The remaining 40% of each earned tranche will be distributed as follows: (a) if Mr. Zaslav remains employed as our chief executive officer after February 1, 2015, in three equal installments in each of 2015, 2016 and 2017, or (b) if Mr. Zaslav separates from service on or prior to February 1, 2015, in two equal installments in each of 2015 and 2016. In the event that our financial statements for any year during a 3-year performance period are restated within five years following the close of such three-year performance period, then the Compensation Committee will re-determine whether, and the extent to which, the performance metrics for such 3-year period were achieved based on the restated financial statements. If we previously delivered too few shares of stock in settlement of the restricted stock units, we will deliver the additional shares to Mr. Zaslav, and if we previously delivered too many shares of stock in settlement of the restricted stock units, Mr. Zaslav will deliver the excess shares to us.

If Mr. Zaslav's employment is terminated as a result of his death or Disability, or by Mr. Zaslav for Good Reason or by us other than for Cause (all as defined in his employment agreement): (a) prior to December 31, 2012, then the 2010 tranche of restricted stock units will continue to remain outstanding and Mr. Zaslav will earn such restricted stock units based upon actual performance through December 31, 2012; and (b) prior to December 31, 2014, then Mr. Zaslav shall be entitled to a pro-rata portion of the 2011 and 2012 tranches of restricted stock units based upon actual performance through the date of termination, provided that (1) the maximum number of restricted stock units in each tranche which may be earned is limited to 1/3 multiplied by the number of full or partial years completed for the performance period (for example, if Mr. Zaslav is terminated other than for Cause during 2012, the pro-rated vesting cannot exceed 2/3 of the 2011 tranche and 1/3 of the 2012 tranche); and (2) if such termination is prior to the grant date for a tranche, then the tranche will not be granted. Notwithstanding the foregoing, if within 12 months after a Change in Control (as defined in the addendum) Mr. Zaslav's employment is terminated by us other than for Cause or by Mr. Zaslav for Good Reason, or if Mr. Zaslav voluntarily resigns within 12 months after a Change in Control, then the outstanding restricted stock units (for which the performance period has not expired) will become fully vested as of the date of termination (regardless of actual performance).

The addendum to the employment agreement also provides for certain amounts to be paid to Mr. Zaslav upon the termination of his employment with us. If Mr. Zaslav is employed by us on December 31, 2014, he will become entitled to receive, upon his separation from service (including upon a voluntary resignation), an amount equal to the sum of (a) two times the average of the preceding two year’s base salary plus (b) the average of the preceding two year’s annual bonus. This payment will be made in equal installments over two years, subject to a six-month delay if required by law. If prior to December 31, 2014, Mr. Zaslav’s employment is terminated by us other than for Cause or by Mr. Zaslav for Good Reason, he will receive an equivalent amount (as described above) as severance, and will be entitled to full vesting of his outstanding DAP awards, payment of COBRA premiums, a pro-rated bonus for the year of termination and pro-rated vesting of his restricted stock units (as described above).

Pursuant to Mr. Zaslav’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and for one or two years thereafter, depending upon the reason his employment terminated).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

September 10, 2009	By:	/s/ Joseph A. LaSala, Jr.

Name: Joseph A. LaSala, Jr.
Title: Senior Executive Vice President, General Counsel and Secretary